INVESTOR RELATIONS Rachel Carroll ENER1, Inc. Phone: 212 920 3500 Email: rcarroll@ener1.com	MEDIA RELATIONS Jon Coifman Waggener Edstrom Worldwide Phone: 212 551 4815 Email: jcoifman@waggeneredstrom.com

ENER1 REPORTS FIRST QUARTER RESULTS

New York, NY (May 10, 2010) – ENER1, Inc. (NASDAQ: HEV), today announced financial results for its first quarter ended March 31, 2010.  Net sales were $11 million in the first quarter of 2010 compared to net sales of $8.2 million in the prior year first quarter.  Net loss was $15.3 million in the first quarter of 2010 compared to $7.3 million in the 2009 first quarter.  Basic and diluted net loss per share were $.12 and $.13 in the first quarter of 2010 compared to $.06 and $.08 in the first quarter of 2009.  Weighted diluted shares outstanding were 125 million in the first quarter of 2010 compared to 113.5 million in the prior year quarter.

First quarter highlights include:

-
EnerDel entire production system meets stringent product safety, reliability and quality standards required for high volume automotive programs in successful completion of Production Parts Approvals Process (PPAP) for THINK

-
Completion of first volume production run and shipment of commercial battery packs to THINK at rate 25 packs per week; manufacturing systems enter acceleration phase to ramp capacity to 900 packs or 23.4 megawatt-hours per month

-	EnerDel confirmed as exclusive supplier for Volvo C30 Pure Electric Vehicle (PEV)

“This has been a productive quarter with EnerDel rapidly scaling up production at its three Indiana facilities to launch commercial production for THINK, the first fully homologated battery electric vehicle available for purchase today,” commented Ener1 Chairman and CEO Charles Gassenheimer. “The completion of this substantial milestone positions EnerDel as among the first lithium-ion battery companies in the world producing automotive grade, high volume lithium-ion batteries, for which it will recognize revenues in the second quarter.  With the Production Parts Approval Process in place on April 29, EnerDel has entered an acceleration phase to ramp up to 900 packs per month, a run-rate at which EnerDel expects to be EBITDA break-even.”

“EnerDel continues to focus on building collaborative relationships with manufacturers of innovative electric vehicle platforms to produce industry-leading standards of quality and safety,” continued Gassenheimer.  “With today’s announcement, EnerDel has been named as the exclusive battery supplier for the Volvo C30 Pure Electric Vehicle, set for production in 2011 and mass release in 2013.  We are truly excited about the C30 program, believing it to be a leapfrog product to a second generation electric vehicle design, currently undergoing the most rigorous set of crash-testing and safety systems in the industry.”

"Volvo Cars is pleased to confirm EnerDel as the exclusive supplier of the C30 Pure Electric Vehicle after a successful development phase,” commented President of Special Vehicles for Volvo Cars Lennart Stegland.  “Our relationship with EnerDel is more than just a supply agreement; it is a true partnership, founded on the quality and safety of the EnerDel technology and chemistry and the excellent collaboration between the teams.”

“There are many challenges to commercializing electric vehicle platforms, and EnerDel prides itself as being among the early leaders in the industry, delivering commercial product today,” continued Gassenheimer.  “We continue to collaborate closely with our customers over the life of the program to overcome technical hurdles, to deliver the highest quality performance and reliability standards in our product offerings and manufacturing systems.  Our reputation in the industry has opened doors to new partnerships and strategic ventures, that we intend to leverage to gain access to new markets and new opportunities.”

Management will host a conference call this evening at 5:00 p.m. Eastern Daylight Savings Time to discuss the first quarter results and the company’s financial position and discuss important company announcements.  To participate in the audio call, please dial +888.713.4199 from within the United States, or +617.213.4861 from outside the United States.  The participant pass code is 44410278.

To view a short video of the first battery packs coming off the production line for THINK, please access the EnerDel youtube page: http://www.youtube.com/user/ENER1inc.

About Ener1, Inc.

Ener1 develops and manufactures compact, high performance lithium-ion batteries to power the next generation of hybrid, plug-in hybrid and pure electric vehicles. The publicly traded company (NASDAQ: HEV) is led by an experienced team of engineers and energy system experts at its EnerDel subsidiary located in Indiana. In addition to the automobile market, applications for Ener1 lithium-ion battery technology include the military, grid storage and other growing markets. Ener1 also develops commercial fuel cell products through its EnerFuel subsidiary and nanotechnology-based materials and manufacturing processes for batteries and other applications through its NanoEner subsidiary.

Safe Harbor Statement

Certain statements made in this press release constitute forward-looking statements that are based on management's expectations, estimates, projections and assumptions. Words such as "expects," "anticipates," "plans," "believes," "scheduled," "estimates" and variations of these words and similar expressions are intended to identify forward-looking statements. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. All forward-looking statements speak only as of the date of this press release and the company does not undertake any obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

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ENER1, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands,)

	March 31, 2010	December 31, 2009

ASSETS
Current Assets
Cash and cash equivalents	$7,646	$14,314
Restricted cash	4,547	3,668
Accounts receivable, net	8,306	6,350
Grant receivable	12,828	-
Inventories, net	15,525	10,415
Deferred financing costs, net	2,384	268
Prepaid expense and other	4,404	2,020
Total current assets	55,640	37,035

Property and equipment, net	90,393	52,903
Intangible assets, net	12,746	13,230
Investment in unconsolidated entity	24,929	19,177
Goodwill	52,086	51,019
Other	1,247	1,043
Total assets	$237,041	$174,407

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$48,914	$14,268
Income taxes payable	340	329
Deferred grant proceeds, current	100	-
Convertible line of credit, related party	16,560	10,516
Short-term borrowings	23,243	13,001
Capital lease obligations, current	2,651	2,372
Total current liabilities	91,808	40,486

Deferred income tax liabilities	373	402
Derivative liabilities	7,215	6,871
Deferred grant proceeds, less current	18,863	-
Long-term borrowings	4,422	4,282
Other long-term liabilities	4,239	4,367
Total liabilities	126,920	56,408

Commitments and contingencies

Stockholders’ equity
Common stock	1,256	1,245
Paid in capital	457,597	451,592
Accumulated other comprehensive income	6,409	4,860
Accumulated deficit	(356,842)	(341,505)
Total Ener1, Inc. stockholders’ equity	108,420	116,192
Noncontrolling interests	1,701	1,807
Total stockholders’ equity	110,121	117,999
Total liabilities and stockholders’ equity	$237,041	$174,407

ENER1, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except per share data)

	Three Months Ended March 31,
	2010	2009

Net sales	$10,975	$8,192
Cost of sales	9,828	6,803
Gross profit	1,147	1,389

Operating expenses:
General and administrative	5,229	4,617
Research and development, net	9,866	6,262
Grant proceeds recognized	(28)	-
Depreciation and amortization	1,349	1,108
Total operating expenses	16,416	11,987

Loss from operations	(15,269)	(10,598)

Other income (expense)	(178)	3,366
Loss before income taxes	(15,447)	(7,232)
Income tax expense	16	37
Net loss	(15,463)	(7,269)
Net income (loss) attributable to noncontrolling interests	(126)	39
Net loss attributable to Ener1, Inc.	$(15,337)	$(7,308)

Net loss per share attributable to Ener1, Inc.: basic	$(0.12)	$(0.06)
diluted	$(0.13)	$(0.08)

Weighted average shares outstanding basic	124,904	113,470
diluted	124,968	113,484

The above financial statements should be read in conjunction with the unaudited consolidated financial statements filed with our quarterly report on Form 10-Q.